SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: September 10, 2003

(Date of earliest event reported)

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in the charter)

Delaware	000-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

(Address of Principal Executive Offices)

312-496-1200

(Registrant’s telephone number including area code)

n/a

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Heidrick & Struggles International, Inc. CL King Investor Presentation

Item 9.    Regulation FD Disclosure

Additional information of the registrant is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The registrant undertakes no obligation to update this information including any forward-looking statements, to reflect subsequently occurring events or circumstances.

NOTE: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The inclusion of the information contained herein will not be deemed an admission as to the materiality of any of this information.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

/S/ FRITZ E. FREIDINGER
Fritz E. Freidinger, Secretary

Dated: September 10, 2003